UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This filing is being made to accommodate the incorporation by reference of the information contained herein into registration statement on Form S-3 (File No. 333-151292) of CONSOL Energy Inc. (“CONSOL”) and the other existing registration statements of CONSOL.

Item 8.01	Other Events.

CONSOL is hereby filing the following information relating to the acquisition of the issued and outstanding common stock of Dominion Exploration & Production, Inc. and Dominion Reserves, Inc. and certain other assets pursuant to the Purchase and Sale Agreement by and between CONSOL Energy Holdings LLC VI, a wholly-owned subsidiary of CONSOL, and Dominion Resources, Inc., and its subsidiaries, Dominion Transmission, Inc. and Dominion Energy, Inc., dated as of March 14, 2010:

•	Consent of Deloitte & Touche, LLP, attached hereto as Exhibit 23.1;

•

Audited Financial Statements of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission Inc. as of and for the twelve-months ended December 31, 2009, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

Exhibit 23.1	Consent of Deloitte & Touche, LLP.

Exhibit 99.1	Audited Financial Statements of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission Inc. as of and for the twelve-months ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ P. JEROME RICHEY
P. Jerome Richey
Executive Vice President Corporate Affairs, Chief Legal Officer & Secretary

Dated: March 19, 2010

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 23.1	Consent of Deloitte & Touche, LLP.

Exhibit 99.1	Audited Financial Statements of Dominion Exploration & Production, Inc. and subsidiaries and the producing business of Dominion Transmission Inc. as of and for the twelve-months ended December 31, 2009.